Exhibit 10.1
EXECUTION VERSION

FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED
REVOLVING CREDIT AND TERM LOAN AGREEMENT
THIS FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT (“Amendment”) is made as of the 15th day of September, 2016 by and among Rocket Fuel Inc. (“Borrower”), the Lenders (as defined below) party hereto and Comerica Bank, as administrative agent for the Lenders (in such capacity, “Agent”).
RECITALS
A.    Borrower has entered into that certain Second Amended and Restated Revolving Credit and Term Loan Agreement dated as of December 31, 2014, with Agent, the financial institutions from time to time signatory thereto (collectively, the “Lenders” and each, individually, a “Lender”) and Silicon Valley Bank, as Syndication Agent, as amended by that certain First Amendment to Second Amended and Restated Revolving Credit and Term Loan Agreement and Second Amendment to Security Agreement, dated as of March 13, 2015, that certain Second Amendment to Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of March 10, 2016 and as further amended by that certain Third Amendment to Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of June 21, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), under which the Lenders extended (or committed to extend) credit to Borrower, as set forth therein.
B.    Borrower has requested that Agent and Lenders make certain amendments to the Credit Agreement.
C.    Agent and Lenders are willing to do so, but only on the terms and conditions set forth in this Amendment.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, Borrower, Agent and Lenders agree as follows:

1.	Section 1.1 of the Credit Agreement is hereby amended as follows:
(a)The following definitions in Section 1.1 are hereby amended and restated in their entirety as follows:
“Daily Adjusting LIBOR Rate” shall mean for any day a per annum interest rate which is equal to the quotient of the following:
(a)    the LIBOR Rate;
divided by

(b)     a percentage (expressed as a decimal) equal to 1.00 minus the maximum rate on such date at which Agent is required to maintain reserves on "Euro-currency Liabilities" as defined in and pursuant to Regulation D of the Board of Governors of the Federal Reserve System or, if such regulation or definition is modified, and as long as Agent is required to maintain reserves against a category of liabilities which includes eurodollar deposits or includes a category of assets which includes eurodollar loans, the rate at which such reserves are required to be maintained on such category;
such sum to be rounded upward, if necessary, in the discretion of the Agent, to the seventh decimal place; provided, however, and notwithstanding anything to the contrary set forth in this Agreement, if at any time the Daily Adjusting LIBOR Rate determined as provided above would be less than zero percent (0%), then the Daily Adjusting LIBOR Rate shall be deemed to be zero percent (0%) per annum for all purposes of this Agreement (the “Daily Adjusting LIBOR 0% Floor”), except for any portion of any outstanding Advance(s) hereunder or any principal Indebtedness outstanding under this Agreement which, at any such time, is/are subject to any Specified Hedging Agreement, in which case, the Daily Adjusting LIBOR Rate for such portion of such Advance(s) and Indebtedness shall be determined without giving effect to the Daily Adjusting LIBOR 0% Floor. Each calculation by the Agent of the Daily Adjusting LIBOR Rate shall be conclusive and binding for all purposes, absent manifest error.
“LIBOR Rate” shall mean,
(a)    with respect to the principal amount of any Eurodollar-based Advance outstanding hereunder, the per annum rate of interest determined on the basis of the rate for deposits in United States Dollars for a period equal to the relevant Eurodollar-Interest Period, commencing on the first day of such Eurodollar-Interest Period, appearing on Page BBAM of the Bloomberg Financial Markets Information Service as of 11:00 a.m. (Detroit, Michigan time) (or soon thereafter as practical), two (2) Business Days prior to the first day of such Eurodollar-Interest Period. In the event that such rate does not appear on Page BBAM of the Bloomberg Financial Markets Information Service (or otherwise on such Service), the “LIBOR Rate” shall be determined by reference to such other publicly available service for displaying LIBOR rates as may be agreed upon by the Agent and the Borrower, or, in the absence of such agreement, the “LIBOR Rate” shall, instead, be the per annum rate equal to the average (rounded upward, if necessary, to the nearest one-sixteenth of one percent (1/16%)) of the rate at which the Agent is offered dollar deposits at or about 11:00 a.m. (Detroit, Michigan time) (or soon thereafter as practical), two (2) Business Days prior to the first day of such Eurodollar-Interest Period in the interbank LIBOR market in an amount comparable to the principal amount of the relevant Eurodollar-based Advance which is to bear interest at such Eurodollar-based Rate and for a period equal to the relevant Eurodollar-Interest Period; and

(b)    with respect to the principal amount of any Advance carried at the Daily Adjusting LIBOR Rate outstanding hereunder, the per annum rate of interest determined on the basis of the rate for deposits in United States Dollars for a period equal to one (1) month appearing on Page BBAM of the Bloomberg Financial Markets Information Service as of 11:00 a.m. (Detroit, Michigan time) (or soon thereafter as practical) on such day, or if such day is not a Business Day, on the immediately preceding Business Day. In the event that such rate does not appear on Page BBAM of the Bloomberg Financial Markets Information Service (or otherwise on such Service), the “LIBOR Rate” shall be determined by reference to such other publicly available service for displaying eurodollar rates as may be agreed upon by the Agent and the Borrower, or, in the absence of such agreement, the “LIBOR Rate” shall, instead, be the per annum rate equal to the average of the rate at which the Agent is offered dollar deposits at or about 11:00 a.m. (Detroit, Michigan time) (or soon thereafter as practical) on such day in the interbank eurodollar market in an amount comparable to the principal amount of the Indebtedness hereunder which is to bear interest at such “LIBOR Rate” and for a period equal to one (1) month;
provided, however, and notwithstanding anything to the contrary set forth in this Agreement, if at any time the LIBOR Rate determined as provided above would be less than zero percent (0%), then the LIBOR Rate shall be deemed to be zero percent (0%) per annum for all purposes of this Agreement (the “LIBOR 0% Floor”), except for any portion of any outstanding Advance(s) hereunder or any principal Indebtedness outstanding under this Agreement which, at any such time, is/are subject to any Specified Hedging Agreement, in which case, the LIBOR Rate for such portion of such Advance(s) and Indebtedness shall be determined without giving effect to the LIBOR 0% Floor. Each calculation by the Agent of the LIBOR Rate shall be conclusive and binding for all purposes, absent manifest error.

(a)    The following new definition is hereby added to Section 1.1 as follows:
“Specified Hedging Agreement” shall mean any agreement or other documentation between Borrower and the Agent or the Lenders providing for an interest rate swap that does not provide for a minimum rate of zero percent (0%) with respect to determinations of the Daily Adjusting LIBOR Rate or LIBOR Rate, as applicable, for the purposes of such interest rate swap (e.g., determines the floating amount by using the “negative interest rate method” rather than the “zero interest rate method” in the case of any such interest rate swap made under any master agreement or other documentation published by the International Swaps and Derivatives Association, Inc.).

2.	Section 7.14(c)(ii) of the Credit Agreement is hereby amended as follows:
(ii)    If as of the last day of any calendar month (a “Dominion of Funds Test Date”) the aggregate amount of Cash of the Borrower and the Guarantors on deposit with the Agent, any Lender or any Other Domestic Financial Institution, all in compliance with the terms and conditions of this Section 7.14 (collectively, the “Cash on Deposit”), is less than $40,000,000 but greater than $30,000,000, then during the monthly period commencing the day after such Dominion of Funds Test Date through and including the next Dominion of Funds Test Date (a “Shortfall Period”), and so long as no Event of Default has occurred and is continuing, all collections and other amounts deposited on or after the first day of such Shortfall Period into any account maintained with or controlled by the Agent (either directly or through an Account Control Agreement) shall be transferred by the Agent at the end of each Business Day to a Dominion of Funds Account or another blocked account maintained with the Agent, as the Agent shall so direct, and any and all such amounts deposited in any such Dominion of Funds Account or other blocked account shall be applied on a daily basis (or as otherwise directed by the Majority Lenders) by the Agent to reduce amounts outstanding under the Revolving Credit and, pending such application, held as cash collateral (and Agent will exercise good faith diligent efforts, but without liability for failing to do so, to give prompt written notice to the Borrower of its exercise of the foregoing rights under this clause (ii)).
3.    Existing Exhibit J (Form of Covenant Compliance Report) to the Credit Agreement is hereby deleted in its entirety and replaced with new Exhibit J attached to this Amendment as Attachment 1.
4.    This Amendment shall be effective (according to the terms hereof) on the date (the “Fourth Amendment Effective Date”) that Agent shall have received executed facsimile or email counterparts of this Amendment, in each case duly executed and delivered by Agent, Lenders, Borrower, and Guarantors, with originals following promptly thereafter.
5.    Borrower and Guarantors hereby represent and warrant that, after giving effect to the amendments to the Credit Agreement contained herein, (a) the execution and delivery of this Amendment and the performance by Borrower and Guarantors of their obligations under the Credit Agreement, in each case as amended hereby, are within their corporate or limited liability powers, have been duly authorized, are not in contravention of law applicable to such party or the terms of their articles of incorporation or bylaws or articles of organization or operating agreement, and do not require the consent or approval of any governmental body, agency or authority, and this Amendment and the Credit Agreement (as amended herein) will constitute the valid and binding obligations of such party, enforceable in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, ERISA or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether enforcement is sought in a proceeding in equity or at law), (b) the representations and warranties set forth in Article 6 of the Credit Agreement are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representation or warranty to the extent that it is already qualified or modified by materiality in the text thereof) on and as of the Amendment Effective Date (except to the extent such representations specifically relate to an earlier date), and (c) on and as of the Amendment Effective Date, after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

6.
Except as specifically set forth herein, this Amendment shall not be deemed to amend or alter in any respect the terms and conditions of the Credit Agreement (including without limitation all conditions and requirements for Advances and any financial covenants), any of the Notes issued thereunder (except pursuant to the terms of this Amendment), or any of the other Loan Documents. Nor shall this Amendment constitute a waiver or release by Agent or Lenders of any right, remedy, Default or Event of Default under or a consent to any transaction not meeting the terms and conditions of the Credit Agreement, any of the Notes issued thereunder, or any of the other Loan Documents. Furthermore, this Amendment shall not affect in any manner whatsoever any rights or remedies of the Lenders or Agent with respect to any other non-compliance by Borrower or any Guarantor with the Credit Agreement, or the other Loan Documents, whether in the nature of a Default or Event of Default, and whether now in existence or subsequently arising, and shall not apply to any other transaction.

7.
Borrower and Guarantors hereby reaffirm, confirm, ratify and agree to be bound by their covenants, agreements and obligations under the Credit Agreement and (as amended hereby) and any other Loan Documents previously executed and delivered by them, or executed and delivered in accordance with this Amendment. Each reference in the Loan Documents to “the Credit Agreement” shall be deemed to refer to the Credit Agreement as amended by this Amendment.

8.
Borrower and Guarantors hereby acknowledge and agree that this Amendment and the amendments and consents contained herein do not constitute any course of dealing or other basis for altering any obligation of Borrower, Guarantors or any other Credit Party or any rights, privilege or remedy of Lenders under the Credit Agreement or any other Loan Document.

9.	Unless otherwise defined to the contrary herein, all capitalized terms used in this Amendment shall have the meanings set forth in the Credit Agreement.

10.	This Amendment may be executed in counterparts in accordance with Section 13.9 of the Credit Agreement.

11.	This Amendment shall be construed in accordance with and governed by the laws of the State of California (without giving effect to conflict of laws principles).
(Remainder of page intentionally left blank.)

IN WITNESS WHEREOF, Agent, Lenders, Borrower, and Guarantors have each caused this Amendment to be executed by their respective duly authorized officers or agents, as applicable, all as of the date first set forth above.

COMERICA BANK, as Agent and a Lender

By:     /s/ Dennis Rapoport
Name: Dennis Rapoport
Title: Senior Vice President

Signature Page to Fourth Amendment to Credit Agreement

SILICON VALLEY BANK, as a Lender

By:     /s/ Drew Beito
Name: Drew Beito
Title: Vice President

Signature Page to Fourth Amendment to Credit Agreement

CITY NATIONAL BANK, as a Lender

By:     /s/ Brian Lewis
Name: Brian Lewis
Title: Vice President

Signature Page to Fourth Amendment to Credit Agreement

ROCKET FUEL INC., as Borrower

By:     /s/ Rex Jackson
Name: Rex Jackson
Title: Chief Financial Officer

Signature Page to Fourth Amendment to Credit Agreement

X PLUS TWO SOLUTIONS, LLC, as a Guarantor

By:     /s/ Henrik Gerdes
Name: Henrik Gerdes
Title: Chief Financial Officer

X PLUS ONE SOLUTIONS, INC., as a Guarantor

By:     /s/ Henrik Gerdes
Name: Henrik Gerdes
Title: Chief Financial Officer

Signature Page to Fourth Amendment to Credit Agreement

Attachment 1

EXHIBIT J

FORM OF COVENANT COMPLIANCE REPORT

Please send all Required Reporting to:	Comerica Bank
411 W. Lafayette Ave., MC 3289
Detroit, Michigan 48226
Attention: Corporate Finance
Fax: (313) 222-9434

FROM:	ROCKET FUEL INC.
The undersigned authorized Officer of ROCKET FUEL INC. (“Borrower”), hereby certifies that in accordance with the terms and conditions of that certain Second Amended and Restated Revolving Credit and Term Loan Agreement made as of the 31st day of December, 2014 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”), by and among the financial institutions from time to time signatory thereto (each, individually, a “Lender,” and any and all such financial institutions collectively, the “Lenders”), Comerica Bank, as administrative agent for the Lenders (in such capacity, “Agent”), and Borrower, (i) Borrower is in complete compliance for the period ending                      with [Section 7.9(b) and Section 7.9(c)(ii)][all required covenants], except as noted below and (ii) all representations and warranties of Borrower stated in the Credit Agreement are true and correct in all material respects as of the date hereof (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects). Attached herewith are the required documents supporting the above certification. [The Officer further certifies that the attached financial statements are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except (i) as explained in an accompanying letter or footnotes and (ii) with respect to unaudited financial statements, for the absence of footnotes and subject to year-end adjustments.]

Please indicate compliance status by circling Yes/No under “Complies” or “Applicable” column.

REPORTING COVENANTS	REQUIRED	COMPLIES
Audited Annual F/S	Annually, within 90 days	YES	NO
Company Prepared Monthly F/S	Monthly, within 30 days	YES	NO
Covenant Compliance Certificate (Liquidity Ratio and minimum Cash)	Monthly, within 30 days	YES	NO
Annual Covenant Compliance Certificate	Annually, within 90 days	YES	NO
Quarterly Covenant Compliance Certificate	Quarterly, for first three fiscal quarters, within 30 days	YES	NO
Borrowing Base Cert., A/R & A/P Agings	Monthly, within 30 days	YES	NO
Annual projections	60 days after FYE	YES	NO
Audit	Semi-annual	YES	NO
10-Q	Quarterly, within 45 days of fiscal quarter end	YES	NO
10-K	Annually, within 90 days of FYE	YES	NO
Pricing Liquidity	Amount: $	YES	NO

Applicable level on the pricing matrix on Schedule 1.1	Level ____

REPORTING COVENANTS	DESCRIPTION	APPLICABLE
Legal action which could reasonably be expected to have MAE	Notify promptly upon notice	YES	NO
Mergers & Acquisitions > $5,000,000	10 – 90 days prior to date of acquisition closing	YES	NO
Cross default with other agreements	Notify promptly upon notice	YES	NO
> $1,000,000		YES	NO
Judgment > $1,000,000	Notify promptly upon notice	YES	NO

FINANCIAL COVENANTS	REQUIRED	ACTUAL	COMPLIES

Minimum EBITDA (tested quarterly)	*	$	YES	NO
Minimum Liquidity Ratio (tested monthly)	1.00:1.00	_______:________	YES	NO

Minimum Cash on deposit with Agent or Lenders (tested as of the 15th day of each month and the last day of each month)	$30,000,000	$ (as of 15th day of month) $ (as of last day of month)	YES	NO

OTHER COVENANTS	REQUIRED	ACTUAL	COMPLIES
Permitted payments in lieu of fractional shares in connection with conversion or exercise of convertible securities	<$1,000,000	$	YES	NO
Permitted payments in lieu of fractional shares in connection with stock dividends and splits	<$1,000,000	$	YES	NO
Permitted Investments for loans to employees, officers and directors	<$1,000,000	$	YES	NO
Permitted Investments by Borrower or a Guarantor to subsidiaries that are not Borrower or a Guarantor	<$3,000,000	$	YES	NO
Permitted Investments for joint ventures	<$250,000	$	YES	NO
Permitted Investments in connection with Guarantee Obligations	<$1,000,000	$	YES	NO
Other Investments	<$1,000,000	$	YES	NO
Capital Expenditures	**	$	YES	NO
Asset Sales, other than those permitted by any clause of Section 8.4 of the Credit Agreement other than clause (g)	<$1,000,000	$	YES	NO
Amount of obligations secured by other liens pursuant to Section 8.2(i)	<$1,000,000	$	YES	NO
Balance of corporate credit cards	<$3,000,000	$	YES	NO
Other letters of credit	<$1,000,000	$	YES	NO
Debt of Person that becomes a Subsidiary of Borrower after Effective Date (or assumed by Borrower or a Subsidiary in connection with Permitted Acquisition)	<$1,000,000	$	YES	NO
Permitted Debt to finance acquisition of fixed/ capital assets	<$50,000,000	$	YES	NO
Dominion of Funds – Cash on deposit with Agent or Lenders (tested as of the last day of each month)	$30,001 – $39,999	$	YES	NO

Additional Unsecured Debt          <$1,000,000     $______________     YES NO

*

Fiscal Quarter Ending Date	Amount
December 31, 2014	($2,100,000)
March 31, 2015	($20,000,000)
June 30, 2015	($25,000,000)
September 30, 2015	($20,000,000)
December 31, 2015	($5,000,000)
March 31, 2016	$0
June 30, 2016	$5,000,000
September 30, 2016	$10,000,000
December 31, 2016 and each fiscal quarter ending thereafter	$20,000,000

**

Fiscal Year Ending Date	Amount
December 31, 2014	$45,000,000, plus any amount (up to $10,000,000) carried forward from prior Fiscal Year
December 31, 2015	$18,000,000, plus any amount (up to $10,000,000) carried forward from prior Fiscal Year
December 31, 2016 and each Fiscal Year thereafter	$15,000,000, plus any amount (up to $10,000,000) carried forward from prior Fiscal Year

Please Enter Below Comments Regarding Violations:

The Officer further acknowledges that at any time Borrower is not in compliance with all the terms set forth in the Credit Agreement, including, without limitation, the financial covenants, no credit extensions will be made.
Very truly yours,

Authorized Signer

Name:

Title: